UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

         Pursuant to Section 13 or 15(d) of the Securities Exchange Act


         Date of Report (Date of earliest event reported): May 9, 2008
                                                           -----------


                       CABELTEL INTERNATIONAL CORPORATION
                       ----------------------------------
             (Exact Name of Registrant as Specified in its Charter)



            Nevada                     000-08187                 75-2399477
        (State or other              (Commission              (I.R.S. Employer
 jurisdiction of incorporation)        File No.)             Identification No.)




         1755 Wittington Place, Suite 340                       75234
                   Dallas, Texas
     (Address of principal executive offices)                 (Zip Code)


Registrant's telephone number, including area code         972-407-8400
                                                           ------------



         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.  Completion of Acquisition or Disposition of Assets


         On May 9, 2008, CabelTel International Corporation, a Nevada corporation (the "Company" or the "Issuer" or the "Registrant") sold certain mineral leasehold interest rights in the Fayetteville Shale area of Arkansas to XTO Energy, Inc., a Delaware corporation. In addition to selling leasehold interest at approximately 1,712 net acres of land, the Company also had exercised an option to acquire an additional 2,398 net acres of land and sold those interests to XTO Energy, Inc. as well. XTO Energy, Inc. is not affiliated with the Company other than in respect of the transaction. The sale resulted in the Company receiving cash of approximately $16,440,000 and recording an after tax gain of approximately $14,500,000. The Company intends to continue to pursue opportunities to acquire existing oil and gas operations and/or acquire mineral leasehold interest rights for the purpose of developing oil and gas operations.


Section 9 - Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits

        (d) Exhibits.

        The following exhibit is furnished with this Report:


       Exhibit
    Designation                    Description of Exhibit

        99.1*                  Press Release dated May 14, 2008

---------------------
 *Furnished herewith.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly-authorized.

       Dated: May 13, 2008          CABELTEL INTERNATIONAL CORPORATION


                                    By:     /s/ Gene S. Bertcher
                                        ----------------------------------------
                                           Gene S. Bertcher, President and Chief
                                           Financial Officer